Exhibit 4.7

                                    TERMS OF

                    RESTRICTED STOCK GRANTS TO JACK ROUBINEK

                                    ARTICLE 1

         1.1      Compensation Upon Termination.

                  (a) Termination by the Company without cause or for nonperformance due to disability. If the Company terminates Jack Roubinek's (the "Employee") employment without cause or for nonperformance due to disability, then the Employee's right to receive shares of restricted common stock of the Company (the "Shares") will continue to vest according to the vesting schedule in Section 3.1.

                  (b)  Termination  by the Company for cause or by the  Employee
         without  good  reason.   If  the  Company   terminates  the  Employee's
         employment for cause or if the Employee terminates his employment without good reason, then the Employee's right to receive Shares that have not vested according to Section 3.1 on the date of termination will expire.

                  (c) Termination by the Employee for Company breach. If the Employee terminates his employment because of a breach by the Company of an employment-related covenant, then the Employee's right to receive Shares will continue to vest according to Section 3.1.


                                    ARTICLE 2

         2.1 Remedies. If the Employee breaches certain covenants of his employment, then the Company will be entitled to forfeiture by the Employee of any Shares granted to the Employee under Section 3.1 for which the restrictions in Section 3.2 have not lapsed at the time of such breach.

                                    ARTICLE 3

                             Restricted Stock Grant
                             ----------------------

         3.1 Restricted Stock Grant. Subject to the terms and conditions contained herein, the Company will issue an aggregate of 40,000 Shares to the Employee in accordance with the following vesting schedule:

                           Number of Shares                     Issue Date
                           ----------------                     ----------

                                    8,000                     April 2, 1997
                                    8,000                     April 2, 1998
                                    8,000                     April 2, 1999
                                    8,000                     April 2, 2000
                                    8,000                     April 2, 2001


         3.2 Conditional Vesting. Notwithstanding anything herein to the contrary, the Company will have no obligation to issue Shares that have not yet vested according to the schedule in Section 3.1 if (a) the Employee's employment is terminated by the Company for cause or by the Employee without good reason;
(b) if the Employee breaches any term, condition, or provision of his restricted stock grants ("Grants"); (c) if the Employee violates certain covenants of his employment, whether or not such covenants are held to be enforceable; and (d) if the Employee challenges certain covenants of his employment, or if such cove-nants are found to be invalid or unenforceable by a court of competent jurisdic-tion or by arbitration.


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         3.3 Issuance Subject to Company Trading Policy. The Employee has agreed that the provisions of the Company's written policies pertaining to Company personnel stock trading will apply in all respects to the Grants. Such provisions will apply to the Employee at all times that the Employee is an employee, consultant, or otherwise potentially in possession of material nonpublic information concerning the Company.

         3.4 Issuance Subject to Applicable Laws. The issuance of the Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended (the "Securities Act"), all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company's Common Stock may be listed or traded at the time of vesting and issuance. The Employee has agreed to cooperate with the Company to ensure compliance with such laws.

         3.5. Representations of the Employee. The Employee has acknowledged that the Shares have not been registered under the Securities Act or any state securities law and therefore such Shares are "restricted stock" and not transferable for at least two (2) years from the date of issuance. The Employee has agreed not to sell, transfer, hypothecate, or otherwise transfer such Shares except pursuant to an effective registration statement or pursuant to an opinion of counsel acceptable to the Company that such Shares may be transferred without violating any state or federal securities law. The Employee is being granted such Shares for investment and not for resale.

         3.6 Change of Control. In the event of a Change of Control (as defined below) of the Company, and at any time thereafter the Employee is terminated by the Company or its successor, as applicable, without cause or for nonperformance due to disability, then all of the Employee's Shares that have not vested prior to such termination will be immediately vested upon, and issued to Employee as soon as practicable after, such termination. "Change of Control" shall mean either of the following:

                  (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

                  (b) any  sale,  lease,  exchange  or  other  transfer  (in one
         transaction   or  a  series  of   related   transactions)   of  all  or
         substantially all of the assets of the Company.

                                    ARTICLE 4

                               Registration Rights

         4.1      Piggyback Registration.

                  (a) If the Company proposes to file a registration statement on Form S-3 under the Securities Act relating to any of its Common Stock (other than a registration statement on Form S-3 to register shares issuable upon the exercise of options by affiliates of the Company), the Company will promptly, but in any event not less than thirty (30) days prior to the initial filing of such registration statement, deliver written notice of such intention to the Employee setting forth the intended method of disposition, the maximum proposed offering price, commissions and discounts in connection therewith and other relevant information. If the Employee so requests within ten (10) days after such notification, the Company will to use its best reasonable efforts to register any Shares that have prior thereto vested according to the Schedule in Section 3.1 that the Employee requests to be registered by inclusion in such registration statement so that such Shares may be sold at such times and in such manner as the


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         Employee  thereof  determines.   The  Company  may  withdraw  or  cease
         proceeding with such piggyback registration of Shares if at the same time it withdraws or ceases proceeding with the registration of the shares of Common Stock that gave rise to the piggyback registration rights of the Employee under this Section 4.1.

                  (b) If the registration statement that the Company proposes to file relates to an underwritten public offering of Common Stock, the Shares will be subject to the underwriting agreement among the underwriter or underwriters and the Company. Notwithstanding any other provision of this Section 4.1, if the underwriter determines that marketing factors require a limitation of the number of shares of Common Stock to be underwritten, the Company will so advise all selling holders of shares of Common Stock, and the Company will include in the underwritten registration (i) first, the Common Stock the Company proposes to sell, and (ii) second, the number of shares requested to be included therein by the shareholders of the Company who have requested inclusion of their shares of Common Stock pursuant to registration rights granted to them pro rata based on the number of shares requested to be included therein by such shareholders. If the Employee disapproves of the terms of any such underwriting, he may elect to withdraw by written notice to the Company and the managing underwriter.

         4.2 Costs and Expenses. All costs and expenses in connection with the registration of any Shares under Section 4.1 (to the extent that the payment by the Company of such expenses is not prohibited by applicable law), including federal and state registration and filing fees, printing expenses (including such number of any preliminary and final prospectuses as may be reasonably requested) and the fees and disbursements of counsel and of independent accountants and other experts of the Company will be borne by the Company; provided, however, that the Company will not be obligated to pay fees and disbursements of counsel for the Employee, any underwriting commissions or discounts relating to the Shares or any stock transfer taxes relating to the Shares.

         4.3 Indemnification. By requesting Shares to be covered by any registration statement in accordance with Section 4.1, the Employee agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or actions in respect thereto) or expenses to which the Company or any such director, officer or controlling Person may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement (or amendment thereto), or prospectus (or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Employee specifically for use in the preparation thereof.


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